Exhibit 4.3

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

THE REGISTERED HOLDER OF THIS WARRANT IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT AND A GUARANTEE AND PLEDGE AGREEMENT (COPIES OF WHICH ARE AVAILABLE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER). THE TRANSFER OF THIS WARRANT IS SUBJECT TO CERTAIN RESTRICTIONS IN SECTIONS 11, 13 and 17.6 HEREIN.

CHINA BIOLOGIC PRODUCTS, INC.

WARRANT

Warrant No. [0__]	Original Issue Date: June ___, 2009

China Biologic Products, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, _______or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of ________shares of Common Stock (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”), at any time and from time to time from and after the Vesting Date to and including June ___, 2012 (the “Expiration Date”), and subject to the terms and conditions herein.

RECITALS

     A.

This Warrant is one of the Warrants delivered pursuant to a Securities Purchase Agreement dated as of June 5, 2009, among the Company, the Controlling Stockholder named therein, and the Purchasers identified therein (the “Purchase Agreement”). Capitalized terms used herein but not defined shall have the meaning given to such terms in the Purchase Agreement.

     B.

The Company is delivering this Warrant in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”) or as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

     C.

Contemporaneously with the execution and delivery of this Warrant, the Company and Holder, among others, are executing and delivering (i) the Purchase Agreement; (ii) a Registration Rights Agreement (the “Registration Rights Agreement”); (iii) the Note; and (iv) the Guarantee and Pledge Agreement. This Warrant, the Registration Rights Agreement, the Note, the Purchase Agreement and Guarantee and Pledge Agreement are sometimes hereinafter collectively referred to as the “Transaction Documents.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in the Transaction Documents, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company hereby agrees as follows:

1.

Definitions. In addition to the terms defined elsewhere in this Warrant, for all purposes of this Warrant, the following terms shall have the meanings indicated in this Section 1.

“Additional Rights” has the meaning set forth in Section 9(c)(ii)(E).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Alternative Consideration” has the meaning set forth in Section 9(b).

“Authorized EIP” has the meaning set forth in Section 12.

“Business Day” means any day except Saturday, Sunday and any day which shall be (i) a federal legal holiday, (ii) a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close, or (iii) a PRC legal holiday.

“Buy-In” has the meaning set forth in Section 5(c).

“Co-Selling Member” has the meaning set forth in Section 13(b)(i).

“Commission” has the meaning set forth in paragraph B of the recitals herein.

“Common Stock” means the common stock of the Company, $0.0001 par value per share.

“Common Stock Equivalents” means all shares of Common Stock plus warrants, options and rights exercisable for Common Stock or securities convertible into or exchangeable for Common Stock, including, without limitation, the Warrants.

“Company” has the meaning set forth in the first paragraph of this Warrant following the restrictive legend.

“Covered Members” has the meaning set forth in Section 13(a).

“Covered Securities” has the meaning set forth in Section 13(a).

“Convertible Securities” has the meaning set forth in Section 9(c)(ii)(A).

“Date of Exercise” has the meaning set forth in Section 5(a).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exercise Price” means $4.80 per share, subject to adjustment in accordance with Section 9.

“Expiration Date” has the meaning set forth in the first paragraph of this Warrant following the restrictive legend.

“Fundamental Transaction” means (i) the consummation of a transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or group of Persons acting in concert becomes the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the Company’s issued and outstanding Capital Stock on a fully-diluted basis, or the sale of the Controlling Shareholder of more than one million (1,000,000) shares of Common Stock (ii) the adoption of a plan relating to the liquidation, dissolution or wind-up of the affairs of any member of the Group, (iii) a consolidation or merger of any member of the Group with or into any other Person or Persons (except one in which the holders of capital stock of such Group member immediately prior to such merger or consolidation continue to hold a majority of the outstanding equity securities of the surviving, resulting or consolidated entity), or (iv) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of any member of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 12(d) of the Exchange Act) or persons.

“Group” means the Company and its Subsidiaries.

“Holder” has the meaning set forth in the first paragraph of this Warrant following the restrictive legend and “Holders” means the holders of the Subscribed Securities, including Warrants.

“Included Members” means the Holders of the Subscribed Securities.

“New Issuance” has the meaning set forth in Section 12(a).

“New Issuance Notice” has the meaning set forth in Section 12(a).

“New Issue Exercising Member” has the meaning set forth in Section 12(b)( ii).

“New Issue Option Period” has the meaning set forth in Section 12(b)(i).

“New Securities” has the meaning set forth in Section 12(a).

“New Warrant” has the meaning set forth in Section 3.

“Note” means the 3.8% Convertible Senior Secured Note due 2011, No. 0_____, issued to the Holder pursuant to the Purchase Agreement.

“Offered Securities” has the meaning set forth in Section 13(a)(i).

“Option” has the meaning set forth in Section 9(c)(ii)(A).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” has the meaning set forth in paragraph A of the recitals herein.

“Registration Rights Agreement” has the meaning set forth in paragraph C of the recitals herein.

“Regulation D” has the meaning set forth in paragraph B of the recitals herein.

“ROFR Member” has the meaning set forth in Section 13(a)(iii).

“ROFR Option Period” has the meaning set forth in Section 13(a)(ii)(A).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” has the meaning set forth in paragraph B of the recitals herein.

“Subscribed Securities” means the Notes together with the Warrants.

“Subsidiary” means any subsidiary, joint venture or any entity in which the Company, directly or indirectly, owns greater than 50% of the capital stock or equity or similar interests.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market or on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices), or (iv) in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, a Business Day.

“Trading Market” means whichever of The New York Stock Exchange, the NYSE Amex, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” has the meaning set forth in paragraph C of the recitals herein.

“Transfer” means, the transfer, sale, gift, assignment, hypothecation, pledge, encumbrance or grant of rights title or interest, or other disposition, whether gratuitously or for consideration.

“Transfer Notice” has the meaning set forth in Section 13(a)(i).

“Transferee” has the meaning set forth in Section 17.6.

“Transferor” has the meaning set forth in Section 13(a)(i).

“Transferor Endorsement Form” has the meaning set forth in Section 17.6.

“Vesting Date” means the date on which the Note is converted; provided, however, if the Note is converted in part, the Vesting Date shall apply to the corresponding portion of this Warrant. For example, if the holder of the Note converts 50% of the principal amount of the Note on a particular date, then from and after that date through the Expiration Date, the Holder of this Warrant may exercise this Warrant to purchase up to 50% of the Warrant Shares.

“Warrant” means the Common Stock purchase warrant issued to the Holder as provided herein and “Warrants” means the Warrant, together with the warrant issued to the other Purchaser pursuant to the Purchase Agreement, and any new warrants issued in connection with the transfer of a portion of the Warrant.

“Warrant Register” has the meaning set forth in Section 2.

“Warrant Share” and “Warrant Shares” have the meaning set forth in the first paragraph of this Warrant following the restrictive legend.

     2.

Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

     3.

Registration of Transfers. Subject to Section 11 and 13, the Warrant shall be detachable and may be exercised, Transferred or sold independently of the Note. The Company shall register the Transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or Transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so Transferred shall be issued to the Transferee and a New Warrant evidencing the remaining portion of this Warrant not so Transferred, if any, shall be issued to the Transferor. The acceptance of the New Warrant by the Transferee thereof shall be deemed the acceptance by such Transferee of all of the rights and obligations of a holder of a Warrant.

4.

No Right as Stockholder until Exercise; Exercise and Duration of Warrants.

     (a)

Prior to exercise and except as herein provided, the Holder shall not be entitled to any rights of a shareholder with respect to the Warrant Shares, including the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of stockholder meetings or the business or affairs of the Company. Nothing contained herein shall obligate Holder to purchase any Company securities (upon exercise of this Warrant or otherwise).

     (b)

This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Original Issue Date through and including the Expiration Date in proportion to the percentage of the face amount of the Note that has been converted. At 6:30 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem any portion of this Warrant without the prior written consent of the affected Holder.

5.

Delivery of Warrant Shares.

(a)

To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised. Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein, together with payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, which, unless otherwise required by applicable law or the Purchase Agreement, shall be free of restrictive legends. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, use its reasonable best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation. A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

     (b)

If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

     (c)

If by on or after the fifth Trading Day after a Date of Exercise, the Company fails to deliver the required number of certificates for such Warrant Shares to the Holder, and if after such fifth Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company upon such exercise (a “Buy-In”), then the Company shall, within five Business Days after the Holder’s written request indicating the amounts payable to the Holder in respect of the Buy-In (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the Date of Exercise and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.

     (d)

The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

     6.

Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any Transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares or Alternative Consideration upon exercise hereof.

     7.

Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only with respect to the unexercised portion and only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

     8.

Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

     9.

Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

     (a)

Stock Dividends and Splits. If the Company (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

     (b)

Fundamental Transactions. If there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternative Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternative Consideration based on the amount of Alternative Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternative Consideration in a reasonable manner reflecting the relative value of any different components of the Alternative Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternative Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder's option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant for a term equal to the remainder of the term of this Warrant and consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternative Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)

Subsequent Equity Sales.

(i)

If the Company shall issue shares of Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at a price per share less than the then current Exercise Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then, the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such shares of Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the third Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms.

     (ii)

For purposes of this subsection 9(c), the following subsections (c)(ii)(A) to (c)(ii)(F) shall also be applicable:

     (A)

Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in subsection 9(c)(ii)(C), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

     (B)

Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in subsection 9(c)(ii)(C), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of subsection 9(c).

     (C)

Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 9(c)(ii)(A) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 9(c)(ii)(A) or 9(c)(ii)(B), or the rate at which Convertible Securities referred to in subsections 9(c)(ii)(A) or 9(c)(ii)(B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 9(c) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 9(c) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Exercise Price then in effect hereunder shall forthwith be changed to the Exercise Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

     (D)

Stock Dividends. Subject to the provisions of this subsection 9(c), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration. Notwithstanding the foregoing, if Section 9(a) is applicable to the declaration by the Company of a stock dividend or other distribution, then Section 9(c) shall not apply to that dividend or other distribution.

     (E)

Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be gross amount received by the Company therefor, before any deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, before the deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using a method mutually agreed to by the Company and the Holder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holders as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Holders are unable to agree upon the fair market value of the Additional Rights, the Company and the Holders shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.

     (F)

Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     (iii)

Notwithstanding the foregoing, no adjustment will be made under this paragraph (c) in respect of: (1) the issuance of securities upon the exercise or conversion of any Common Stock Equivalents issued by the Company prior to the date of this Warrant (but will apply to any amendments, modifications, and reissuances thereof and as a result of any changes, resets or adjustments to a conversion or exercise price thereunder whether or not as a result of any amendment, modification or reissuance), (2) the grant of options or the issuance of securities upon exercise of options granted under any Authorized EIP or the issuance of shares of Common Stock upon conversion of the Notes, the Warrants or any warrants existing on or before the Closing Date, or (3) the grant of options or warrants, or the issuance of securities in connection with any acquisition of any entity or business approved by the Board of Directors of the Company.

     (a)

Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

     (e)

Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

     (f)

Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense shall promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

     (g)

Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

     10.

Payment of Exercise Price. The Holder shall pay the Exercise Price by delivery of immediately available funds in the form of cash or certified or official bank check drawn to the order of the Company.

     11.

Transfer Restrictions applicable to the Warrants. Except as expressly permitted by Section 13, the Holder shall not, whether directly or indirectly, Transfer any right, title or interest on this Warrant to any person (in each such case, a “Transferee”), provided, however, that the foregoing restriction shall not apply to a Transfer to the Holder’s direct or indirect wholly-owned Subsidiaries or a pledge of this Warrant to a bona fide margin account or lending arrangement entered into in compliance with law. Any attempt to Transfer all or any portion of this Warrant in violation of Section 13 shall be null and void, and the Company shall not register any such Transfer. Nothing in this Warrant, however, shall restrict the Holder from engaging in derivative transactions with respect to securities of the Company.

12.

Preemptive Right of Holders

The Holder shall have a preemptive right to participate with all Holders in the subscription of any securities proposed to be issued by the Company, occurring on or before the one year anniversary of the Closing Date, except for the issuance of securities issued or issuable pursuant to an Exempt Issuance (as defined below). The Company undertakes that it will not issue any securities unless the procedures set forth in this subsection have been complied with. For purposes of this Section 12, “Exempt Issuance” means the issuance of (a) shares in connection with an underwritten public offering; (b) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by the compensation committee of the Board of Directors of the Company or, in the absence of a compensation committee, by the Board of Directors (an “Authorized EIP”), (c) securities issuable (i) upon the exercise of the Warrants, the Notes, or the warrant or warrants issued to Oppenheimer & Co. Inc. in connection with the transactions contemplated by the Purchase Agreement or (ii) the exercise or exchange or conversion of securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Warrant, provided that such securities have not been amended since the date of this Warrant to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, and (d) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds.

     (a)

New Issuance Notice. In the event the Company proposes to issue any securities (except for any Exempt Issuance), to one or more third parties pursuant to an understanding with such third parties (a “New Issuance”), then the Company shall give the Included Members written notice of the Company’s intention to seek the New Issuance (the “New Issuance Notice”), which shall include (i) a description of the securities to be issued (the “New Securities”), (ii) the identity of the prospective subscriber, and (iii) the consideration and the material terms and conditions upon which the proposed New Issuance is to be made. The New Issuance Notice shall certify that the Company has received a definitive offer from the prospective subscriber and in good faith believes that a binding agreement for the New Issuance is obtainable on the terms set forth in the New Issuance Notice.

(b)

Exercise

(i)

Each Included Member shall have an option for a period of 5 calendar days following receipt of the New Issuance Notice (the “New Issue Option Period”) to elect to purchase all or any portion of its respective pro rata share (as defined below) of the New Securities at the same price and subject to the same material terms and conditions as described in the New Issuance Notice, by notifying the Company in writing before expiration of the New Issue Option Period as to the number of such New Securities that it wishes to purchase.

     (ii)

For the purposes of this Section 12(b)(ii) and except as provided in Section 12(b)(iv) below, each Included Member’s “pro rata share” of the New Securities shall be equal to (A) 50% of the total number of New Securities multiplied by (B) a fraction, the numerator of which shall be the aggregate of such Included Member’s Common Stock (assuming the exercise of any Warrant and conversion and exchange of any Note that has not been converted) owned by such Included Member (a “New Issue Exercising Member”) on the date of the New Issuance Notice and the denominator of which shall be the total number of Common Stock (assuming the exercise or any Warrant and conversion and exchange of any Note that has not been converted) held by all Included Members on such date.

     (iii)

Subject to applicable securities laws, each Included Member shall be entitled to apportion New Securities to be purchased among its Affiliates upon written notice to the Company, provided that such Affiliate shall enter into and be bound by this Agreement (and each other relevant Transaction Documents).

     (iv)

 Notwithstanding the provisions of this Section 12, the Included Members shall not be entitled to exercise such rights if they would trigger any similar rights of other current holders of the Company’s securities.

     (v)

Anything in this Section 12 notwithstanding, so long as the Eligible Buyers (as defined in the Securities Purchase Agreement dated as of July 18, 2006 (the “Prior SPA”), between the Company and the purchasers named therein) has the right of first refusal pursuant to Section 4.13 of the Prior SPA, the periods for offer, acceptance and sale of Refused Securities (as defined in the Prior SPA) shall apply to the issuance, offer, acceptance and sale of New Securities.

     (c)

Procedure. For any New Issue Exercising Member that gives the Company notice that it desires to purchase New Securities pursuant to Section 12(b) above, payment for the New Securities to be purchased shall be by check or wire transfer in immediately available funds of the appropriate currency, against delivery of such New Securities to be purchased at a place agreed to by the Company and the participating New Issue Exercising Member, and at the time of the scheduled closing therefor, which shall be no later than 30 calendar days after receipt of the New Issuance Notice by the Company and each New Issue Exercising Member, unless such notice contemplated a later closing with the prospective third party subscriber or unless the value of the purchase price has not yet been established pursuant to Section 12(b). The Company shall have the right to terminate or withdraw any New Issuance Notice and any intent to issue New Securities at any time, whether or not any New Issue Exercising Member, has elected to purchase under this Section 12 any New Securities offered thereby.

(d)

Valuation of Property.

(i)

Should the purchase price specified in the New Issuance Notice be payable in property other than cash or evidences of indebtedness, the New Issue Exercising Member shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

     (ii)

If the Company and the New Issue Exercising Members cannot agree on such cash value within the Option Period, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by the Company and the New Issue Exercising Members or, if they cannot agree on an appraiser within the Option Period, each shall select an appraiser of internationally recognized standing and the two appraisers shall designate a third appraiser of internationally recognized standing, whose appraisal shall be determinative of such value.

     (iii)

The cost of such appraisal shall be shared equally by the Company and the New Issue Exercising Members, with fifty percent (50%) of the cost borne by the New Issue Exercising Members to be borne pro rata by each Included Member based on the number of shares such New Issue Exercising Members has elected to purchase pursuant to this Section 12.

     (iv)

If the value of the purchase price offered by the prospective Transferee is not determined within the thirty (30) day period specified in Section 12(c) above, the closing of the sale of the New Securities shall be held on or prior to the fifth (5th) Business Day after such valuation shall have been made pursuant to this Section 12(d).

(e)

Non-Exercise of Rights

(i)

Subject to any other applicable restrictions on the sale of such shares, to the extent that the Included Members have not exercised their rights to purchase all New Securities within the time periods specified in this Section 12 and to the extent that any New Securities are not subject to preemptive rights of any Holder, the Company shall have a period of 90 calendar days from the expiration of such rights in which to sell the remaining New Securities to the third party Transferee(s) identified in the New Issuance Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the New Issuance Notice.

     (ii)

In the event the Company does not consummate the sale or disposition of any New Securities within 90 calendar days from the expiration of the rights set forth in Section 12(e)(i), the rights of the Included Members under this Section 12 shall continue to be applicable to any subsequent disposition of such New Securities by the Company until such rights lapse in accordance with the terms of this Note.

     (iii)

The exercise or non-exercise of the rights of the Included Members under this Section 12 to purchase equity securities from a Company or participate in the sale of equity securities by a Company shall not adversely affect their rights to make subsequent purchases from the Company of equity securities or subsequently participate in sales of equity securities by the Company hereunder.

(f)

Limitation on Preemptive Right

Notwithstanding the other provisions of this Section 12, the preemptive right of the Holder hereunder shall no longer apply if less than 25% of the original principal amount of the Note to which this Warrant relates remains outstanding (other than by virtue of conversion), and shall not be available to any Transferee of less than 25% of the Warrant Shares or to any Transferee of such portion of this Warrant with the right to purchase less than 25% of the Warrant Shares.

13.

Transfer of Warrants and other Securities of the Company

(a)

Subject to Section 13(d) below, the Holder shall have a right of first refusal (x) to participate with the other Included Members in the purchase of any securities of the Company proposed to be Transferred by the Controlling Stockholder, on or before the one year anniversary of the Closing Date and (y) to participate with the Controlling Stockholder and all other non-transferring Included Members in the purchase of any securities proposed to be Transferred by an Included Member. The Company undertakes that it will not register any Transfer of the Covered Securities unless the procedures set forth in this subsection have been complied with. For purposes of this Section 13, “Covered Securities” means (x) in respect of a proposed Transfer by a Controlling Stockholder, securities of the Company and (y) in respect of a proposed Transfer by an Included Member, the Notes and Warrants, as applicable. “Covered Members” means (x) in respect of a proposed Transfer by a Controlling Stockholder, all Included Members and (y) in respect of a proposed Transfer by an Included Member, all Included Members and the Controlling Stockholder.

(i)

Transfer Notice. In the event any person (including the Holder) proposes to Transfer any Covered Securities (a “Transferor”), then such Transferor shall give the Company and all Covered Members written notice of its intention to seek the Transfer (the “Transfer Notice”), which shall include (A) a description of the securities to be Transferred (the “Offered Securities”), (B) the identity of the prospective Transferee, and (C) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a definitive offer from the prospective Transferee and in good faith believes that a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice.

(ii)

Exercise

(A) Each Covered Member shall have an option for a period of five calendar days following receipt of the Transfer Notice (the “ROFR Option Period”) to elect to purchase all or any portion of its respective pro rata share (as defined below) of the Offered Securities at the same price and subject to the same material terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before expiration of the ROFR Option Period as to the number of such Offered Securities that it wishes to purchase.

     (B)

Each Covered Member’s “pro rata share” of the Offered Securities shall be equal to (I) the total number of Offered Securities multiplied by (II) a fraction, the numerator of which shall be the aggregate of such Covered Member’s Common Stock owned by such Covered Member on the date of the Transfer Notice and the denominator of which shall be the total number of Common Stock Equivalents that have not been converted held by all Covered Members on such date.

     (C)

Subject to applicable securities laws, each Covered Member shall be entitled to apportion Offered Securities to be purchased among its Affiliates upon written notice to the Company and the Transferor.

(iii)

Procedure. If any party gives the Transferor notice that it desires to purchase Offered Securities pursuant to Section 13(a)(ii) above (such party, an “ROFR Member”), then payment for the Offered Securities to be purchased shall be by check or wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Securities to be purchased at a place agreed to by the Transferor and the participating ROFR Member, and at the time of the scheduled closing therefor, which shall be no later than 30 calendar days after receipt of the Transfer Notice by the Company and each ROFR Member, unless such notice contemplated a later closing with the prospective third party Transferee or unless the value of the purchase price has not yet been established pursuant to Section 13(a)(ii). The Transferor shall have the right to terminate or withdraw any Transfer Notice and any intent to Transfer Offered Securities at any time, whether or not any ROFR Member, has elected to purchase under this Section 13(a)(iii) any Offered Securities offered thereby.

(iv)

Valuation of Property

(A)

Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the ROFR Member shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

     (B)

If the Transferor and the ROFR Members cannot agree on such cash value within the Option Period, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by the Transferor and the ROFR Members or, if they cannot agree on an appraiser within the Option Period, each shall select an appraiser of internationally recognized standing and the two appraisers shall designate a third appraiser of internationally recognized standing, whose appraisal shall be determinative of such value.

     (C)

The cost of such appraisal shall be shared equally by the Transferor and the ROFR Members, with the fifty percent (50%) of the cost borne by the ROFR Members to be borne pro rata by each Member based on the number of shares such ROFR Members has elected to purchase pursuant to this Section 13(a)(iv).

     (D)

If the value of the purchase price offered by the prospective Transferee is not determined within the thirty (30) day period specified in Section 13(a)(iii) above, the closing of the sale of the Offered Securities held on or prior to the fifth (5th) business day after such valuation shall have been made pursuant to this Section 13(a)(iv).

(b)

Right of Co-Sale

To the extent that the Covered Members do not exercise their respective rights of first refusal as to all of the securities proposed to be sold by a Controlling Stockholder pursuant to Section 13(a), then Subject to Section 13(d) below, each Covered Member that did not exercise its right of first refusal with respect to such Offered Securities (an “Eligible Member”) shall have the right to participate in such sale of securities on the same terms and conditions as specified in the Transfer Notice. The Company undertakes that it will not register any Transfer of the Covered Securities unless the procedures set forth in this subsection have been complied with.

     (i)

Co-Sale Notice. In the event an Eligible Member proposes to sell all or a portion of the securities to be Transferred by a Transferor, it shall notify the Transferor in writing within the ROFR Option Period (such Holder a “Co-Selling Member”). Such Co-Selling Member’s notice to the Transferor shall indicate the number of securities the Co-Selling Member wishes to sell under its right to participate. To the extent one or more Eligible Members exercise such right of participation in accordance with the terms and conditions set forth below, the number of equity securities that the Transferor may sell in the Transfer shall be correspondingly reduced proportionally.

     (ii)

Amount. The total number of equity securities that each Co-Selling Member may elect to sell shall be equal to the product of (A) the aggregate number of the Offered Securities being Transferred following the exercise or expiration of all rights of first refusal pursuant to Section 13(a) hereof, multiplied by (II) a fraction, the numerator of which is the number of equity securities (assuming the exercise, conversion and exchange of any Note that has not been converted) owned by such Co-Selling Member on the date of the Transfer Notice and the denominator of which is the total number of equity securities (assuming the exercise, conversion and exchange of any Note that has not been converted) owned by all Co-Selling Members and the Transferor on the date of the Transfer Notice.

     (iii)

Procedure. Each Co-Selling Member shall effect its participation in the sale by promptly delivering to the Company for Transfer to the prospective purchaser one or more certificates and one or more instruments of transfer, properly endorsed for transfer, which represent the type and number of equity securities which such Co-Selling Member elects to sell; provided, however that if the prospective third party purchaser(s) object to the delivery of equity securities in lieu of Common Stock, such Co-Selling Member shall only deliver Common Stock (and therefore shall convert any such equity securities into Common Stock) and certificates corresponding to such Common Stock. The Company agrees to make any such conversion concurrent with the actual Transfer of such shares to the purchaser and contingent on such Transfer.

     (iv)

Upon consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, the Company shall issue one or more new share certificates and shall update the register of members of the Company to reflect the sale to the prospective purchaser(s) the type and number of Equity Securities which such Co-Selling Member elects to sell pursuant to this Section 13(b), and the Transferor shall concurrently therewith (and as a condition to such issuance of new share certificates and update to the register of members of the Company) remit, or cause the prospective purchaser(s) to remit, to such Co-Selling Member that portion of the sale proceeds to which such Co-Selling Member is entitled by reason of its participation in such sale.

     (v)

To the extent that any prospective purchaser prohibits the participation of a Co-Selling Member exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Co-Selling Member exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any equity securities unless and until, simultaneously with such sale, the Transferor shall purchase from such Co-Selling Holder such shares or other securities that such Co-Selling Holder would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights for the same consideration and on the same terms and conditions as the proposed Transfer described in the Transfer Notice.

(c)

Exercise of Rights

(i)

Subject to any other applicable restrictions on the sale of such shares, to the extent that the Covered Members have not exercised their rights to purchase all Offered Securities within the time periods specified in Section 13(a), and the Covered Members have not exercised their rights to participate in the sale of all Offered Securities within the time periods specified in Section 13(b), the Transferor shall have a period of 90 calendar days from the expiration of such rights in which to sell the remaining Offered Securities to the third party Transferee(s) identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice.

     (ii)

In the event the Transferor does not consummate the sale or disposition of any Offered Securities within 90 calendar days from the expiration of the rights set forth in Section 13(a), the rights of the Covered Members under Section 9(a) and Section 13(b), as the case may be, shall continue to be applicable to any subsequent disposition of such Offered Securities by the Transferor until such rights lapse in accordance with the terms of this Note.

     (i)

The exercise or non-exercise of the rights of the Covered Members under this Section 13 to purchase equity securities from a Transferor or participate in the sale of equity securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the Transferor of equity securities or subsequently participate in sales of equity securities by the Transferor hereunder.

(d)

Limitation on First Refusal and Co-Sale Rights

     Notwithstanding the other provisions of this Section 13, the first refusal and co-sale rights of the Holders hereunder, shall not apply to (a) the Transfer of securities to any spouse or member of an individual Transferor’s immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of the individual Transferor’s spouse or members of the individual Transferor’s immediate family, or to a trust for the individual Transferor’s own self, or a charitable remainder trust, or the Transfer of securities by an entity Transferor to an Affiliate, (b) any sale of securities to the public in an underwritten offering or, in the case of the Holders (including the Holder), pursuant a resale registration statement filed with, and declared effective by, the Commission, (c) any pledge of securities held by a Controlling Stockholder made pursuant to a bona fide loan transaction that creates a mere security interest, or (d) any bona fide gift to any charitable organization described in Section 501(c)(3) of the Internal Revenue Code; provided, however, that in the event of any Transfer made pursuant to one of the exemptions provided by each such Transferee or assignee, prior to the completion of the Transfer, shall have executed documents assuming the obligations of the Transferor under this Warrant with respect to the Transferred securities. In addition, the first refusal and co-sale rights of the Holder terminate if less than 25% of the original principal amount of the Note to which this Warrant relates remains outstanding and shall not be available to any Transferee of less than 25% of the Warrant Shares or Transferee of such portion of this Warrant with the right to purchase less than 25% of the Warrant Shares.

     14.

Registration Rights. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in a Registration Rights Agreement entered into by the Company and the Holder at or prior to the issue date of this Warrant. The terms of the Registration Rights Agreement are incorporated herein by reference.

     15.

No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

16.

Restrictive Securities

     (a)

Transfer Agent Instructions. All certificates shall bear the restrictive legend specified in the cover page of this Warrant only to the extent required by applicable law and as specified in the Transaction Documents. The Company warrants that no instruction other than such instructions referred to in this Section 16 will be given by the Company to its transfer agent and that the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent permitted by applicable law and provided by this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way any Holder’s obligations and agreement to comply with all applicable securities laws upon resale of the Warrant Shares. If the Holder (i) provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration by the Holder of the Warrant Shares is not required under the Securities Act, or (ii) Transfers Securities to an Affiliate which is an accredited investor (in accordance with the provisions of this Agreement) or in compliance with Rule 144, then in either instance the Company shall permit the said Transfer, and if applicable promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Holder.

     (b)

Removal of Legends. The Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Warrant Share upon which it is stamped, and a certificate for a Share shall be originally issued without the Legend, if, unless otherwise required by state securities laws, (i) the sale of such Warrant Share is registered under the Securities Act, or (ii) such holder provides the Company with an opinion by counsel reasonably satisfactory to the Company, that is in form, substance and scope reasonably satisfactory to the Company, to the effect that a public sale or Transfer of such Warrant Share may be made without registration under the Securities Act or (iii) such holder provides the Company with assurances reasonably satisfactory to the Company and its counsel, that such Share can be sold pursuant to Rule 144. The Holder agrees that its sale of all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, shall be made only pursuant to an effective registration statement (and to deliver a prospectus in connection with such sale) or in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Warrant Share or any Warrant Share is issued without the Legend and thereafter the effectiveness of a registration statement covering the sales of such Warrant Share is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to the holder of such Warrant Share, the Company shall be entitled to require that the Legend be placed upon any such Warrant Share which cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (i) next above has not been rendered, which Legend shall be removed when such Warrant Share may be sold pursuant to an effective registration statement or Rule 144 (or such holder provides the opinion with respect thereto described in clause (i) next above.

17.

Miscellaneous

17.1

Fees and Expenses. Except as specified in the Purchase Agreement or otherwise herein provided, the Company and Holder shall pay the fees and expenses of its respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Warrant.

     17.2

Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

     17.3

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (Central time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (Central time) on any date and earlier than 11:59 p.m. (Central time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	China Biologic Products, Inc.
No. 14 East Hushan Road
Tai’an City, Shandong Province
P.C. 271000, China
Attention: Chief Financial Officer

with a copy (for	Pillsbury Winthrop Shaw Pittman LLP
informational	2300 N Street, NW
purposes only) to:	Washington DC 20037-1122
Tel: +1 202 663 8000
Fax: +1 202 663 8007
Attention: Louis A. Bevilacqua

If to the Holder:	To the address set forth on such Holder’s signature page to the Purchase Agreement

with a copy (for	Jones Day
informational	30th Floor, Shanghai Kerry Centre
purposes only) to:	1515 Nanjing Road West
Shanghai 200040, China
Tel: +86 21 2201-8061
Fax: +86 21 5298-6569
Attention: Alex Zhang

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     17.4

Amendments; Waivers. No provision of this Warrant may be waived or amended except in a written instrument signed by the Company and the Holders of a majority in principal amount of the then outstanding Notes. No waiver of any default with respect to any provision, condition or requirement of this Warrant shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

     17.5

Construction. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Warrant will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Warrant shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant or any of the Transaction Documents.

     17.6

Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Warrant or any rights or obligations hereunder without the prior written consent of the Holder. Subject to compliance with applicable Securities laws, this Warrant, and the rights evidenced hereby, may be Transferred by any registered holder hereof with respect to any or all of the Warrant Shares. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable Securities Laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant or a Warrant of like tenor, in the name of the Transferor and/or the Transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

     17.7

No Third-Party Beneficiaries. This Warrant is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person except as provided in Section 17.6 hereof.

17.8

Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW

THEREOF THAT WOULD APPLY ANY OTHER LAW. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant and any other Transaction Documents may be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). The Company and the Holder hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waive, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. The Company and the Holder hereby irrevocably waive personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE COMPANY AND THE HOLDERHEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     17.9

Severability. If any provision of this Warrant is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

     17.10

Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Holder will be entitled to specific performance under the Transaction Documents. The Holder and the Company agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     17.11

Stockholder Rights upon Exercise. Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

CHINA BIOLOGIC PRODUCTS, INC. By: ___________________________________ Chao Ming Zhao Chief Executive Officer [HOLDER] By:___________________________________ Name: Title:

EXERCISE NOTICE

CHINA BIOLOGIC PRODUCTS, INC.

WARRANT DATED [ ], 2009

The undersigned Holder hereby irrevocably elects to purchase _____________shares of Common Stock pursuant to the above referenced Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)

The undersigned Holder hereby exercises its right to purchase _________________Warrant Shares pursuant to the Warrant.

(2)

The holder shall pay the sum of $____________to the Company in accordance with the terms of the Warrant.

(3)

Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________Warrant Shares in accordance with the terms of the Warrant.

(4)

By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 12 of this Warrant to which this notice relates.

(5)

The undersigned represents and warrants that the undersigned is acquiring such shares for its own account for investment purpose, and not for resale or with a view to distribution of such shares.

Dated: _____________, ______

Name of Holder:

(Print) __________________________________

By:____________________________________
Name:__________________________________
Title:___________________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Warrant Shares Exercise Log

Date	Number of Warrant	Number of Warrant Shares	Number of
	Shares Available to be	Exercised	Warrant Shares
	Exercised		Remaining to be
Exercised

CHINA BIOLOGIC PRODUCTS, INC.
WARRANT ORIGINALLY ISSUED [ ], 2009
WARRANT NO. [0__]

FORM OF ASSIGNMENT

[To be completed and signed only upon Transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________the right represented by the above-captioned Warrant to purchase ____________shares of Common Stock to which such Warrant relates and appoints ________________attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: _______________, _________

_______________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

_______________________________________
Address of Transferee

In the presence of: